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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               M.S.B. FUND, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                     M.S.B.
                                   FUND, INC.

                          200 PARK AVENUE, 45TH FLOOR
                            NEW YORK, NEW YORK 10166

                APRIL 2, 2002 SUPPLEMENT TO THE PROXY STATEMENT
                   FOR THE ANNUAL MEETING OF M.S.B. FUND INC.
                          TO BE HELD ON APRIL 18, 2002

Dear Shareholder:

     You should have received by mail a copy of the proxy statement, which was mailed on March 8, 2002, for the Annual Meeting of the Shareholders of the M.S.B. Fund, Inc. (the "Fund") to be held on April 18, 2002 (the "Proxy Statement"). One of the proposals described in the Proxy Statement (Proposal No.
3) is a proposal to ratify the selection of Arthur Andersen LLP as the Fund's independent auditors for the year 2002. As you may already be aware, as a result of the destruction of documents relating to the audit of Enron Corp., Arthur Andersen LLP has been indicted by the Department of Justice for alleged obstruction of justice. In light of the events surrounding Arthur Andersen LLP, the Board of Directors has determined that it is no longer appropriate to retain Arthur Andersen LLP as the Fund's independent auditors for the year 2002. Accordingly, Proposal No. 3 described in the Proxy Statement, relating to the ratification of the selection of Arthur Andersen LLP as the Fund's independent auditors for 2002, has been withdrawn by the Board of Directors and will not be voted on at the Annual Meeting.

     Arthur Andersen LLP served as the independent auditors of the Fund for the fiscal years 1999-2001. None of the reports of Arthur Andersen LLP on the financial statements of the Fund for any of the fiscal years for which Arthur Andersen served as the Fund's independent auditors contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during such fiscal years, or the interim period between January 1, 2002, through March 29, 2002 (the date that the Board of Directors determined to terminate the selection of Arthur Andersen LLP as the Fund's independent auditors for the year 2002), there were no disagreements between the Fund and Arthur Andersen LLP with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The decision to dismiss Arthur Andersen LLP as the Fund's independent auditors for the year 2002 was recommended to the Board of Directors by the Audit Committee and was approved by the Fund's Board of Directors.

     The Audit Committee and the Board of Directors of the Fund are currently considering other firms to serve as the Fund's independent auditors for the fiscal year ending December 31, 2002. As permitted by the emergency rules and orders released by the Securities and Exchange Commission on March 18, 2002, a new independent auditor will be selected by the Board of Directors, including the vote of a majority of those members of the Board of Directors who are not interested persons of the Fund. Shareholders will be notified of the new independent auditors after a selection has been made.

     Your vote is important. If you have not already done so, please mark, sign and return your proxy card, which was previously provided to you. If you have returned your proxy card, your vote will be cast as you have designated on Proposals No. 1 and 2, but no vote will be cast on Proposal No. 3.

April 2, 2002

                                               By Order of the Board of
                                               Directors

                                               /s/ Edward E. Sammons, Jr.
                                               Edward E. Sammons, Jr.
                                               Secretary